UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K/A
Amendment #~~1~~2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                             November 1, 2011

PIONEER EXPLORATION INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53784 (Commission File Number)	98-0491551 (I.R.S. Employer Identification No.)
2700 Newport Boulevard, Suite 190 Newport Beach, California (Address of principal executive offices)		92663 (Zip Code)

Registrant’s telephone number, including area code            (877) 700-0422

750 West Pender Street, Suite 202, Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2011, Pioneer Exploration Inc. (“Pioneer”) signed a Share Purchase Agreement with Angelo Scola (“Scola”) for the purchase and sale of all of the issued and outstanding shares in the capital of IBA Green, Inc. (the “Shares”), which include the business assets IBA Green, Inc., including all cash, property, contracts, equipment, goodwill, intellectual property, including all patents registered in the name of IBA or the name of any affiliate, and other assets used in or related to the business of IBA (collectively, the “Assets”)., for a purchase price of $3.85 million payable by the issuance of 38.5 million restricted shares in the capital of Pioneer to Scola.

Pursuant to the terms of the Share Purchase Agreement, Pioneer acquired an indirect interest in certain assets used in the business of IBA Green, Inc., including, among others, a 100% indirect interest in United States Patent No. 7,581,903 B1, entitled “METHOD OF MANUFACTURE AND INSTALLATION FLOWABLE THERMAL BACKFILLS, which is listed in Schedule 3.s attached to the Share Purchase Agreement.

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See Exhibit 10.13 – Share Purchase Agreement for more details.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 28, 2011 Pioneer acquired a 100% interest in IBA Green, Inc.  See Item 1.01 above.

Information in response to this Item 2.01 (f) is keyed to the Item numbers of Form 10 as would be required if Pioneer was filing a general form for registration of securities on Form 10.

Part I

Item 1.                    Business.

(a)	Business Development.

Pioneer Exploration Inc. (“Pioneer”) is a Nevada corporation that was incorporated on June 9, 2005.

On October 28, 2011, pursuant to the terms and conditions of a Share Purchase Agreement, Pioneer acquired 100% ownership of IBA Green, Inc., which was formed under the laws of Delaware on July 21, 2011 (“IBA Green”).  Also, Pioneer indirectly owns through IBA Green a 100% interest in United States Patent No. 7,581,903 B1, entitled “METHOD OF MANUFACTURE AND INSTALLATION FLOWABLE THERMAL BACKFILLS.  See Exhibit 10.13 – Share Purchase Agreement for more details.

Since the date of inception, IBA Green has been developing technology that will be used in the treatment and conversion of incinerated bottom ash. ~~IBA Green has a limited history of revenues ($nil), limited operational losses ($nil), and an accumulated shareholder equity ($50,000) from inception to August 31, 2011.~~

Currently, neither Pioneer nor IBA Green have any manufacturing facilities, operations, suppliers, products, or customers, nor any current means of generating revenues.

Pioneer maintains its statutory resident agent’s office at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and its business office is located at 2700 Newport Boulevard, Suite 190, Newport Beach, California, 92663.  Pioneer’s office telephone number is (877) 700-0422.

Neither Pioneer nor IBA Green has been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Pioneer’s business, with the exception of the acquisition of IBA Green.

See “Business of Pioneer” and “Management’s Discussion and Analysis or Plan of Operations” below for more information on the business of Pioneer and its subsidiary.

(b)	Business of ~~Pioneer~~IBA Green

Pioneer is a holding company with its sole business being the management of IBA Green’s business.  IBA Green is a technology company that develops and utilizes technology designed to be used in the treatment and conversion of incinerated bottom ash.

IBA Green has developed a process to mitigate the environmental issues of the toxic end products of the Waste-to-Energy industry, and has developed a patented process to safely and profitably utilize the toxic end product (the “IBA Technology”).  The IBA Technology works in synergy with the Waste-to-Energy industry, converting the toxic end products into commercially viable green construction products.

Waste-to energy (WtE) or energy-form-waste (EfW) is the process of creating energy in the form of electricity or heat from the incineration of waste sources.  Incineration, the combustion of organic material such as waste with energy recovery is the most common WtE implementation.  After incineration, solid waste is reduced to 10% of its original volume and contains traces of lead, zinc, and mercury.  This toxic end product is commonly referred to as “incinerated bottom ash” or “IBA”.

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The IBA Technology is a cost effective process for stabilizing the chemical structure and altering the mechanical qualities of IBA.  This proprietary process enables IBA Green to up-cycle IBA into commercially viable construction aggregate products that meet industry performance specifications and exceed environmental standards, including the latest US EPA standards dealing with extractable metals content testing.  IBA Green plans to utilize its reclamation and recycling technology to convert the millions of tons of IBA impounded in landfills and leaching toxins into ecosystems to valuable green, marketable construction resources.

Products and Services

The IBA Technology ~~blends~~will blend various materials with the IBA to stabilize the IBA.  Once the IBA is stabilized, IBA Green ~~manufactures~~will manufacture engineered construction aggregates using the stabilized IBA.  The aggregates ~~are~~will be engineered-gradations that will enhance the mechanical properties of IBA’s products (the “IBA Aggregates”).  These unique blends may then be used for engineered products with predetermined structural properties; similar to the way recycled wood chips and sawdust are now incorporated into engineered structural wood products.

From the IBA Aggregates, IBA Green ~~produces~~will produce two product groups:

1.	Construction Aggregates

The construction aggregates utilize Portland cement or other products mixed with the IBA Aggregates to form concrete product lines.  IBA Green’s primary construction aggregates products include:

•	Controlled-density fills (thermal and non-thermal) for superior trench restoration with zero settlement and the ability to re-excavate
•	Duct-bank concrete (thermal and non-thermal) for utility conduit encasement and protection
•	Grouts (thermal and non-thermal, cementitous and non-cementitous) for directional drilling and compaction grouts
•	Foamed concretes
•	High-strength, rapid-setting concretes for infrastructure repair, bridge, tunnel and roads

2.	Pre-cast Concrete Products

Pre-cast concrete products utilize nanotechnology elements integrated into the engineered aggregates.  These create a corrosion resistant and high strength product line that can replace structural concrete in corrosive and degrading environments such as bridge decks, or in areas where concrete is subjected to salts, reactive soils, or wastewater streams.

IBA Green’s precast concrete products include:

•	Concrete pipe
•	Pipe supports
•	Road barriers
•	Light pole bases
•	Pad mounts
•	Structural beams

Thermal Products

IBA Green plans on developing a line of performance products to enhance and support the electric industry rebuilding the electric grid in the United States and abroad, as well as providing eco-friendly materials for burgeoning renewable green energy industries. IBA Green’s Thermal concrete and Thermal backfill products will be developed for the purpose of enhancing both the longevity and performance specifications of high voltage underground electric transmission cables.

~~IBA Green has developed a line of performance products to enhance and support the electric industry rebuilding the electric grid in the United States and abroad, as well as providing eco-friendly materials for burgeoning renewable green energy industries. IBA Green’s Thermal concrete and Thermal backfill products enhance both the longevity and performance specifications of high voltage underground electric transmission cables.~~

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Fly Ash Polymer Concretes - The Eternal Cement

Polymer concrete is a high performance material which contains Pozzolans. Pozzolans have high values of mechanical parameters and chemical resistance maintaining anti-corrosion protection and excellent mechanical strength.  Artificial Pozzolana is derived from fly-ash, which IBA Green will use to produce Fly Ash Polymer concrete.

~~Polymer concrete is a high performance material which contains Pozzolans. Pozzolans have high values of mechanical parameters and chemical resistance maintaining anti-corrosion protection and excellent mechanical strength.  Artificial Pozzolana is derived from fly-ash, which IBA Green utilizes to produce Fly Ash Polymer concrete, which is ideal for construction.~~

Markets

IBA Green’s sales strategy is to identify the applications and products needed in each local market.  Management expects to become the “preferred material provider” for local electric utilities and municipalities.

~~IBA Green’s pre-cast concrete products offer the best price point for the cement products, and the nano-technology products create the largest per ton return, but at this time the market for them is the most limited.  While pre-cast products can help smooth out the cyclical tendencies of the construction aggregate products business, construction aggregates such as road base and controlled density fill command a lower price point but also represent the largest volume market.~~

IBA Green has adopted a multi-pronged marketing approach, including public-private partnerships, strategic industrial partners, third-party distribution channels, and direct sales.

In public-private partnerships, management believes it can bridge the gap between disparate government entities and private companies.  Management believes that the agency that regulate waste ( US EPA ) does not interact with the agency that regulate roadways and infrastructure (The Department of Transportation).  With WtE plants becoming a more attractive alternative energy source, the IBA Technology is a viable solution to the critical IBA waste disposal problem and may also reduce construction costs by utilizing IBA aggregates rather than virgin materials.  Management believes that these facts will encourage more local and state governments to codify the use of the recycled IBA into their roadways and infrastructure.  Once government specifications are in place, construction companies for municipal and private customers will be able buy their aggregate products from a local, eco-friendly source.

 ~~In public-private partnerships, management believes it can bridge the gap between disparate government entities and private companies.  Currently, the agencies that regulate waste do not interact with the offices that regulate roadways and infrastructure.  With WtE plants becoming a more attractive alternative energy source, the IBA Technology is a viable solution to the critical IBA waste problem and may also reduce construction costs.  Management believes that these facts will encourage local and state governments to codify the use of the recycled IBA into their roadways and infrastructure.  Once government specifications are in place, construction companies for municipal and private customers will be able buy their aggregate products from a local, eco-friendly source.~~

Potential strategic industrial partners will include any company currently involved in waste management and recycling, such as Covanta Energy, and Wheelabrator Technologies along with utility companies such as Dominion Power or National Grid and energy producers such as American Electric Power and Tennesse Valley Authority.  The management team of IBA Green has 40 years of experience working in the power utility business, and plans to expand its marketing outreach, both nationally and globally with IBA Technology.

 ~~Strategic industrial partners include all those companies currently involved in waste management and recycling, along with utility companies and energy producers.  Management has a proven track record with companies in all these industries, and plans to expand its marketing outreach, both nationally and globally.~~

Third-party distribution channels would be set up via a franchise or strategic partner model.  IBA Green has targeted several market locations such as the states of Illinois and Hawaii that have ash disposal problems that management believes are rich in opportunity. As these geographic locations are developed by IBA Green management would consider identifying local strategic partners to purchase or manage these locations. In addition, management envisions small-scale solutions for small municipalities and large institutions that can be independently operated.

 ~~Third-party distribution channels would be set up via a franchise model, including locations that already have large scale IBA Green implementations in place and seek to own and operate the equipment and plants independently.  In addition, management envisions small-scale solutions for small municipalities and large institutions that can be independently operated.~~

Lastly, direct sales will be made to other material processors who can utilize the recycled IBA for their specific construction material products.  One example of this customer might be material suppliers who’s virgin resources quarries may be in the process of depletion, or that their virgin aggregates are of poor quality and may not meet specification.

~~Lastly, direct sales will be made to other material processors who can utilize the recycled IBA for their specific construction material products.  One example of this sort of customer might be a roadway sub-base provider.~~

Management sees both developed countries and developing countries as essentially unlimited markets for its recycled IBA Aggregates due to the need for utilities infrastructures in developing countries and for maintenance and repair of aging utilities in the developed countries.

One critical issue facing the United States market at this point in history is the breakdown and failure of the electrical grid transmission and distribution system.  This infrastructure crisis is identified and addressed in the Clean Energy Act of 2005.  The research behind the Clean Energy Act of 2005 calls for the rebuilding of the entire electric grid, with spending estimated at $8 billion annually for construction.  Virtually all the IBA generated from United States WtE plants could be converted into aggregate products used in construction products to rebuild this electrical grid.

Distribution Methods

IBA Green’s distribution method is to treat and neutralize the ash on-site of the coal burning facility, eliminating the transportation, tipping and legacy insurance costs.

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The largest target market for our IBA Green technology are municipal electric utility power providers which transport the ash they manufacture daily to one of the 1300 municipal or private landfills or mono-fill ash dumps located across the United States. The cost to utility power providers to dispose of their ash exceeds the actual tipping fees paid to dump facilities, which is due to the transportation costs of fuel, trucking, and rail expense.

Another of our large volume target markets are the ash landfills and monofills. These dump sites are located across the country and are rich with IBA.

The distribution model that IBA Green is developing is based on plant mobility utilizing on-site feedstock.  Setting up mobile manufacturing plants at each site provides accessible aggregate deposits that IBA Green converts into marketable construction aggregate products, while also systematically and safely eliminating all the environmental hazards.

~~The distribution model that IBA Green has successfully developed and perfected is based on plant mobility utilizing at-site feedstock.  Setting up mobile manufacturing plants at each site provides accessible aggregate deposits which we convert into marketable construction aggregate products, while also systematically and safely eliminating all the environmental hazards.~~

 Several key factors support and influence the IBA Green installation model:

•
Mobility: unlike traditional aggregate manufacturers who deliver, typically by truck, finished products from a manufacturing facility to the construction site, IBA Green will set up mobile facilities to produce IBA Aggregates on-site, bringing the raw aggregate materials to the construction venue prior to the manufacturing process.

•
On-site manufacturing ~~cuts~~will cut down on shipping costs for the raw aggregate materials, since these materials can be delivered during off-peak hours and safely stored prior to manufacture.  Savings on diesel truck fuel and reduced greenhouse gases ~~are~~ will be significant also.

•
The on-site approach ~~allows~~will allow products to be closely tailored to the precise soil and climate conditions of the site.   IBA Green can alter and revise a particular product after multiple test pours before determining the optimal mix for a specific site.

•
Research and development ~~occurs~~will occur in actual site installations, not in controlled lab settings.  As the installer, IBA Green directly controls and assesses the performance of its products in real time and in the real world.  Truly understanding product performance in actual field conditions ~~keeps~~will keep IBA GREEN on the cutting edge of ongoing technical improvements.

Status of Products

The management team of IBA Green has manufactured Thermal Concrete, Fluidized Thermal backfill, Thermal Grouts as well as structural concrete for duct bank system and pre-cast products utilizing Class F and Class C fly coal ash and coal based bottom ash.  The management team of IBA Green has successfully completed US EPA 1311TCLP heavy metal extraction bench testing of Incinerator Bottom Ash from the WTE plant in Singapore.  The mechanical performance of fly ash and Bottom Ash from WTE plants behave quite similarly to that of combusted coal.  The differentiating factors between the two are the chemical make-up of the two ashes.

The next step for product production will be to move on from laboratory bench testing to insitu testing for chemical neutralization.

The process to chemically neutralize the heavy metals and the toxins in ash products are both site and product specific.  Each facility that IBA Green will draw ash feed -stock from, will require on-site testing to determine the highest and best use products from the chemical analysis. Additionally the product demands and market absorption rate will shape the product mix.

From initial test process to the manufacture of products will require 9-12 months and will cost $1 million to $5 million of investment, depending on the size of the facility.  The size of the IBA Green facility is determined by the daily and monthly intake volume of ash produced by the combustion facility.  A combustion facility producing 350 tons or more of ash per day would be identified as a large facility; volumes under 150 tons per day would be considered a small facility.

The first stage of our production facility will be to neutralize the ash, up-cycling from a hazardous residue waste to   green feed-stock.  The second stage will be to manufacture aggregate materials such as silica sands and stone aggregate. The third stage of our production facility would be to manufacture the desired products from the aggregate materials.

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One of the cornerstone principals of our IBA Green financial model is to locate our facility as close to the combustion facility as possible. Eliminating or reducing the cost of loading  and transporting the ash feed-stock from the combustion site to the manufacturing production facility if vital to cost controls.  Manufacturing a product mix that will be consumed within a 25 mile radius of the manufacturing plant is another cost control measure.

The IBA Green Corporate office will be located in Newport Beach, California, however manufacturing facilities will be located at the location of the ash manufacturer.

~~IBA Green currently has no new products that it has announced or disclosed to the public.~~
Competitive Conditions

IBA Green’s competitive advantage is its IBA Technology and the ability of the IBA Technology to manipulate IBA mechanical properties and the stabilization of IBA chemical structure into an inert and non-toxic aggregate.

Weakness & Threats

Capitalization:  Adequate funding is the greatest risk that IBA Green faces.  Testing procedures are site-specific for both the chemical neutralization as well as product development.  The chemical make-up of IBA is established by the input trash. The waste stream of a primarily residential community has a different complexion than that of a community with an industrial base. So the testing process is site-specific and ongoing.  The rate of growth is predicated on availability working capital.

Resistance to change:  Institutional inertia is a potential threat. Communities that have made a continues decision to implement WTE as a means to reduce their waste stream by up to 90% and up-cycle trash to energy create the path of least resistance to IBA Greens business model.  These communities are already recycling 90% of their waste stream and have driven cultural and social change in regard to their waste stream.  Introducing the concept of recycling the last 10% of that waste stream is a natural progression.  The cultural change for large energy producers that have been burning coal may prove to be a more difficult transition.

~~IBA Green’s competitive advantages are multiple:~~

~~•~~ 	~~a management team with 20 years of experience in developing, producing, and installing IBA Aggregates nationally and internationally~~
~~•~~ 	~~unique, patented processes for the manipulation of IBA mechanical properties and the stabilization of IBA chemical structure~~
~~•~~ 	~~a manufacturing process for large volume, high quality products in mobile and remote locations, similar to the process model used on-site at incineration facilities~~
~~•~~ 	~~a revolutionary process for the fluidizing the installation of virgin and synthetic aggregate products to guarantee product performance~~
~~•~~ 	~~experience and expertise in meeting product requirements and project specifications of major electrical distribution and transmission facilities~~
~~•~~ 	~~with real time, end user experience of its own products, management has an invaluable database of practical knowledge to bring to any project analysis and execution~~
~~•~~ 	~~experience and expertise in the process of product approvals on state, federal, and local levels, which is essential for successful collaboration with government authorities~~
~~•~~ 	~~access to long-term performance data sets IBA Green apart from all its competitors~~
~~•~~
~~experience of manufacturing and installing across the United States and in several foreign countries, in all weather environments and ground conditions, has provided management with invaluable performance criteria~~

~~•~~
~~the development of new lines of performance products to enhance and support the explosive market for rebuilding the electric grid in the United States, as well as providing eco-friendly materials for burgeoning green energy, wind, solar, and thermal industries.~~

~~Also, there are obvious economic reasons for the electric utility companies to purchase re-cycled IBA construction aggregate products from locally operated plants.  These utility companies have a moral responsibility to support and encourage the re-cycling of the IBA of their own power industry, and it makes economic sense as well:   The conversion of the IBA completes the recycling loop of waste, turning the IBA into commercially viable, eco-friendly products.  The IBA Technology will increase the “air -space” or life-span of landfills considerably, in many cases possibly doubling their life and the manufacturing plants will create inner city jobs and municipal revenues~~

~~Finally, converting IBA will reduce the need to strip mine natural resource materials.  Creation of IBA Aggregates that provide better performance characteristics than traditional natural resource materials will result in both superior performance and a net environmental benefit.  Also, IBA Green’s model reduces CO2 emissions from mining operations, from the trucking of the ash out of the city, and from the transport of aggregates back into the city.  Significant transportation dollars can be redirected into the conversion of a waste product to marketable, recycled products.  The IBA Green model will add a revenue stream from the waste products of WtE, while reinforcing the goal of reducing dependence on foreign oil and fossil fuels in general.~~

Raw Materials and Equipment

IBA Green requires ash as the requisite raw material to produce the IBA Aggregates and other products.  This raw material is abundant and is available from coal burning and waste to energy electric power plants ~~and~~at no cost to IBA Green.  In certain circumstances, the owner of such raw material will pay IBA Green to haul the ash and store it.

~~The equipment needed to produce the IBA Aggregates and other products,~~ IBA Green will purchase the manufacturing equipment needed to mass produce the IBA Aggregates and other products ~~our product line~~from one of several national equipment manufacturers. Currently, IBA does not have any mass production facilities, nor any agreement with any manufacturers to purchase all of this equipment.  Management estimates that the cost of the equipment to build a medium size plant to neutralize ash will cost approximately $2 million dollars.  The lead time from the initial order to purchase is approximately six months.

Principal Suppliers

IBA Green does not have any principal suppliers that it relies upon.  IBA Green can obtain the feedstock ash from existing utility plants and landfills, the by product of burning both coal and municipal waste.

There are currently 700 operating plant locations in the United States to partner with as suppliers as listed below:

1.	There are 1,300 ash impoundment landfills and Ash Monofill Landfills in the United States.
2.
There are 87 Mass Burn (MB) Waste to Energy Plants operating in 24 States, producing 97,000 tons of Municipal Solid Waste per Day or 3 million tons of Incinerated Bottom Ash (IBA) annually to be treated.

3.	There are 13 Mass Burn (MB) Waste to Energy Plants Modular, Mobile units that can be assembled quickly when needed.
4.	RDF (~~r~~Refuge ~~d~~Derived ~~f~~Fuel). Refuge is building materials, old lumber and wood, stumps etc.
5.	The United States has approximately 594 coal fired power plants producing approximately 70 million tons of Fly-ash per year from the manufacture of electricity.
6.	Private industries such as steel manufacturing and food processing also produce IBA’s.

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IBA Green currently has no principal suppliers for equipment or raw materials.  IBA Green's business model is to partner with electric power manufacturers to treat the daily output of ash they manufacture, eliminating the costly expense of trucking and dumping the ash in landfills..  IBA Green will identify the equipment manufacture best suited for each project once the type of ash and daily volumes and geographic location of the plant are secured.

Dependence on Customers

Currently, IBA Green is not and will not be dependent on one or a few major customers.

Technology and Intellectual Property

Neither Pioneer nor IBA Green currently own any patents or trade marks, with the exception of the following:

United States Patent number 7,581,903 B1, Entitled “Method Of Manufacture And Installation Flowable Thermal Backfills”

Also, ~~they are~~IBA Green is not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.  ~~Pioneer's~~IBA Green’s business is not materially dependent on the existence of third party patent or other third party intellectual property rights.  ~~Pioneer~~IBA Green intends to protect its name and other major proprietary trademarks by (1) the registration of the trademarks used in the markets where ~~Pioneer~~IBA Green will ~~operates~~operate its business and ~~sells~~sell it products, (2) monitoring the markets for misuses of such trademarks by others, and (3) taking the appropriate steps to stop any infringing activities.

Government Approvals and Regulations

Currently, Pioneer and IBA Green are in compliance with all business and operations licenses that are typically applicable to most commercial ventures.  However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future, will not impose additional fees and taxes on ~~Pioneer~~IBA Green and its business operations.  Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on ~~Pioneer's~~IBA Green’s business and add additional costs to ~~Pioneer's~~IBA Green’s business operations.

As IBA Green commences operations for the treatment of domestic sewage and wastewater from public water supply treatment facilities, as well as the treatment of waste from land fill tipping operations, IBA Green will comply and obtain any necessary permits required under the National Pollutant Discharge Elimination System (NPDES), all as pursuant to the Environmental Protection Agency (EPA).  Such NPDES permits will be obtained in any jurisdiction, or any state, where such permits are required.

As an ongoing process IBA Green will have its products voluntarily tested after the neutralization process to ensure and verify that its out-put product has met EPA 1311 TCLP standards.  EPA 1311 TCLP (Toxicity Characteristics Leeching Procedures) is a process method designed to determine the mobility of both organic and inorganic analytes present in liquid, solid, and multiphasic wastes, and provides an analysis of the waste to determine that individual analytes are not present in the waste, or that they are present but at such low concentrations that the appropriate regulatory levels could not possibly be exceeded.

~~There may be foreign governmental regulations on the business in the future, which will depend on where IBA Green is conducting business.  However, there currently are no governmental regulations requiring approval in any jurisdiction where IBA Green is doing business.~~

~~As an ongoing process we will have our products tested after the neutralization process to ensure and verify that our out-put product has met EPA 1311TCLIP standards.~~

Research and Development Costs

Pioneer and IBA Green have not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

Currently, neither Pioneer nor IBA Green has any full time employees or part time employees.

At present, neither Pioneer’s nor IBA Green’s officers and directors ~~do not~~have any employment agreement with ~~Pioneer~~their respective company.  Neither Pioneer nor IBA Green presently ~~does not~~have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, Pioneer may adopt plans in the future.  There are presently no personal benefits available to any employees.

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Item 1A.                   Risk Factors.

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Item 2.                      Financial Information.

Management’s Discussion and Analysis and Plan of Operation

THE FOLLOWING IS A DISCUSSION AND ANALYSIS THAT MANAGEMENT BELIEVES IS RELEVANT TO AN ASSESSMENT AND UNDERSTANDING OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF IBA GREEN, INC. FOR THE PERIOD ENDED AUGUST 31, 2011.  THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE HEREIN.

Overview

IBA Green, Inc. was incorporated in the State of Delaware on July 21, 2011.

IBA Green is a development stage company.  IBA Green’s principal business is the development and utilization of technology designed to be used in the treatment and conversion of incinerated bottom ash.

Currently, IBA Green does not have any manufacturing facilities, operations, suppliers, products, or customers, nor any current means of generating revenues.

Plan of Operation

Neither Pioneer nor IBA Green have had any significant revenues generated from its business operations since inception.  Management expects that the revenues generated from IBA Green’s business for the next 12 months will not be enough for its required working capital.  Until IBA Green is able to generate any consistent and significant revenue it will be required to raise additional funds by way of equity or debt financing.

At any phase, if IBA Green finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations.  If IBA Green cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital.

To become profitable and competitive, IBA Green needs to continue to develop and advance the IBA Aggregates to a point where they can be sold commercially.  To achieve this goal, management has prepared the following phases for its plan of operation for the next 12 months:

1.           Phase One.

In Phase One IBA plans to (1) complete negotiations and sign contracts for the purpose of acquiring IBA’s and converting the IBA’s into commercially viable products; and (2) obtain lab and office space.

IBA Green has budgeted $450,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of IBA Green’s plan of operation.

2.           Phase Two.

In Phase Two IBA plans to (1) conduct and complete analytical laboratory testing on IBA’s, including gathering and shipping the IBA samples and conducting initial characterization testing on the IBA samples; (2) develop the requisite chemistry to stabilize the IBA’s; (3) develop the IBA Aggregates and other products that are of the highest quality and represent the best use for the particular IBA; (4) begin the long-term environmental compliance testing; and (5) develop and market IBA Green’s business.

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The development of the IBA Green’s business will consist of identifying potential viable target markets, producing a list of equipment required in the particular target markets, and identifying potential suppliers and equipment providers.  Target markets will be identified based (a) the daily volume of ash produced at the generation facility and (b) the absorbsion market rate and price point of the product that can be manufactured.

Simultaneously, IBA Green will develop and populate its website (www.ibagreen.com) with information regarding its business and products.

IBA Green has budgeted $550,000 for this phase and expects it to take three months to complete, with completion expected within the first six months of IBA Green’s plan of operation.

3.           Phase Three

In Phase Three IBA plans to (1) retain production engineers and industrial engineers to design the equipment and line specification for a prototype that will convert the IBA’s into IBA Aggregate or other products; (2) acquire the mechanical engineering hardware; (3) build and assemble a production prototype; and (4) further development and marketing IBA Green’s business and products.

IBA Green has budgeted $500,000 for this phase and expects it to take three months to complete, with completion expected within the last six months of IBA Green’s plan of operation.

4.           Phase Four

In Phase Four IBA plans to (1) set up the on-site manufacturing prototype for the conversion of the IBA’s into IBA Aggregates and other products; (2) perform further testing on the IBA Aggregates and other products manufactured on-site to confirm they are the highest quality and best-use site specific to the particular IBA; (3) complete third party laboratory product testing for certification; and (4) continued development and marketing of IBA Green’s business and products.

IBA Green has budgeted $2,000,000 for this phase and expects it to take three months to complete, with completion expected within the last three months of IBA Green’s plan of operation.

Financial Condition

As at August 31, 2011, IBA Green had a cash balance of $40.  During the 12 month period following the date of this current report, management anticipates that neither Pioneer nor IBA Green will generate any revenue.  Accordingly, IBA Green will be required to obtain financing in order to continue its plan of operations.  Management anticipates that the financing will be in the form of equity financing from the sale of Pioneer’s common stock.  If Pioneer is successful in completing an equity financing, existing shareholders will experience dilution of their interest in Pioneer.  However, management does not have any financing arranged and cannot provide investors with any assurance that it will be able to raise sufficient financing from the sale of Pioneer’s common stock to finance the plan of operations.  In the absence of such financing, IBA Green will not be able to implement its plan of operation and the business plan will fail.

In addition, management anticipates incurring the following expenses during the next 12 month period:

●
Management anticipates spending approximately $3,000 in ongoing general and administrative expenses per month for the next 12 months, for a total anticipated expenditure of $36,000 over the next 12 months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to Pioneer’s regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

●
Management anticipates spending approximately $12,000 in complying with Pioneer’s obligations as a reporting company under the Securities Exchange Act of 1934.  These expenses will consist primarily of professional fees relating to the preparation of Pioneer’s financial statements and completing its annual report, quarterly report, and current report filings with the SEC.

Form 8-KA / Redlined - Page - 9

IBA Green will require approximately $50,000 in order to fund its obligations as a reporting company under the Securities Act of 1934 and its general and administrative expenses for the next 12 months.

Liquidity and Capital Resources

As of August 31, 2011, IBA Green had total assets of $~~1,926,040~~40, and a working capital deficit of $~~50,000~~49,900.  Assets consisted solely of $40 in cash~~,$878,000 in equipment, $641,000 in patents, and $407,000 in pre-opening deferred costs~~.  Liabilities consisted of $~~1,434,040 due to a shareholder and $$442,000 in notes payable~~25,000 in accrued liabilities and $24,940 due to related parties.

There are no assurances that IBA Green will be able to achieve sales of its common stock or any other form of additional financing.  If IBA Green is unable to achieve the financing necessary to continue its plan of operations, then IBA Green will not be able to continue its development programs and its business will fail.

IBA Green will need to raise additional capital to execute its plan of operation.  As described above, for the next 12 months IBA Green plans on securing contracts for the purpose of acquiring IBA’s and converting the IBA’s into commercially viable products, testing and stabilizing IBA, developing IBA Aggregates, designing and building production equipment, and testing and manufacturing IBA Aggregates, all at an estimated cost of $3.50 million.  If IBA Green does not receive sufficient funding on a timely basis, it could have a material adverse effect on its liquidity, financial condition and business prospects.  Additionally, if Pioneer and IBA Green receive funding, it may be on terms that are not favorable to Pioneer and its stockholders.  There are no assurances that Pioneer will be able to achieve further sales of its common stock or any other form of additional financing.  If Pioneer and IBA Green are unable to achieve the financing necessary to continue its plan of operations, then IBA Green will not be able to continue its development programs and its business will fail.

Net Cash Provided by Operating Activities

For the fiscal year ended August 31, 2011, net cash provided by operating activities was $40.

At August 31, 2011, Pioneer had cash of $40.

Non-Cash Investing and Financing Activities

Non- cash investing and financing activities was $50,000 for the fiscal year ended August 31, 2011, which represented shares issued for services.

Results of Operation for the Period Ended August 31, 2011

IBA Green has had no operating revenues and ~~no~~$99,900 in operating expenses since its inception on July 21, 2011, through to August 31, 2011.  Operating expenses included $58,500 for management fees, $25,000 for accounting fees, $13,346 for travel, $2,308 for general and office expenses, and $746 for legal fees.

IBA Green’s activities have been financed from debt financings, primarily from loans from management and shares issued for services.  From its inception, on July 21, 2011, to August 31, 2011 IBA Green has raised a total of $nil from financings or revenues.

Off-Balance Sheet Arrangements

IBA Green has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

Material Commitments for Capital Expenditures

IBA Green had no contingencies or long-term commitments at August 31, 2011, with the exception of the leases related to IBA Green’s equipment fleet.

Form 8-KA / Redlined - Page - 10

Tabular Disclosure of Contractual Obligations

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Critical Accounting Policies

IBA Green’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of Pioneer’s financial statements is critical to an understanding of Pioneer’s financial statements.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period.  IBA Green bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by IBA Green may differ materially and adversely from IBA Green’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

~~Depreciation~~Patents

Patents are stated at cost and have a definite life. Once the IBA Green receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents.

~~Property and equipment are stated at cost.  Depreciation of property and equipment are provided over the estimated useful lives of the respective assets using both the straight-line and accelerated methods based on the following useful lives:~~

~~Equipment                                           5-7 years~~
~~Patent                                                   15 years~~
~~Pre-opening / Deferred Costs           15 years~~

Forward Looking Statements

~~Inventory~~

~~Inventory, consisting of raw materials, is stated at the lower of cost or market value, with cost determined on a first-in first-out (FIFO) basis.~~

~~Accounts Receivable, Revenue Recognition~~

~~Trade accounts receivable are recorded net of an allowance for expected losses.  IBA Green has no outstanding accounts.  IBA Green recognizes revenue as funds are received.~~

The information in this current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve risks and uncertainties, including statements regarding Pioneer’s capital needs, business strategy and expectations.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.  Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined from time to time, in other reports Pioneer files with the Securities and Exchange Commission.  These factors may cause Pioneer’s actual results to differ materially from any forward-looking statement.  Pioneer disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.  The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Selected Financial Data

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Quantitative and Qualitative Disclosures About Market Risk

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Form 8-KA / Redlined - Page - 11

Item 3.                      Properties.

Pioneer’s and IBA’s executive offices are both located at 2700 Newport Boulevard, Suite 190, Newport Beach, California, 92663.

Pioneer and IBA Green currently have no interest in any property.

Item 4.                      Security Ownership of Certain Beneficial Owners and Management.

(a)           Security Ownership of Certain Beneficial Owners (more than 5%)

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
Common Stock	Angelo Scola 10 Yosemite Valler Road Westerly, Rhode Island 02891	38,500,000 Direct	77.4%

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form 8-K/A from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2] Based on 49,764,500 shares of common stock issued and outstanding as of ~~October 28, 2011~~January 13, 2012.

(b)           Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
Common Stock	Angelo Scola 10 Yosemite Valler Road Westerly, Rhode Island 02891	38,500,000 Direct	77.4%
Common Stock	Thomas Brady 202 - 750 W. Pender St Vancouver, British Columbia V6C 2T7 Canada	2,500,000 Direct	5.0%
Common Stock	Directors and Executive Officers (as a group)	41,000,000	82.4%
[1] Based on 49,764,500 shares of common stock issued and outstanding as of ~~October 28, 2011~~January 13, 2012.

(c)           Changes in Control

Management is not aware of any arrangement that may result in a change in control of Pioneer.

Item 5.                   Directors and Executive Officers, Promoters and Control Persons.

(a)           Identify Directors and Executive Officers

Each director of Pioneer and its subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Form 8-KA / Redlined - Page - 12

Pioneer’s and its subsidiaries’ management teams are listed below.

Management Teams
Name of Directors and Officers	Pioneer Exploration Inc.	IBA Green, Inc.
Angelo Scola ~~Thomas Brady~~	President, CEO, CFO, Treasurer, and Corporate Secretary	Director CEO and President

Angelo Scola – President, Chief Executive Officer, and Chief Financial Officer – Mr. Scola (60 years old) was appointed the Chief Executive Officer, President and Chief Financial Officer of Pioneer on October 28, 2011.  Mr. Scola graduated from Wentworth Institute of Technology in 1971 and attended the University of Miami School of Business in 1971-72.  Mr. Scola has 40 years of private sector experience in the utility and construction materials industry serving both domestic and international markets.  Since 2002 Mr. Scola has pursued the study of applied science pertaining to both virgin and synthetic construction aggregate materials to enhance and stabilize performance capabilities.  In 2004 Mr. Scola founded Thermoforte Inc. to develop a commercially viable process to substitute coal fly ash for virgin aggregates.  Since 2009 Thermoforte has developed a process to neutralize the toxins from incinerated bottom ash (IBA), the residue recovered from the combustion of solid waste at waste-to energy facilities. In July 2011 IBA Green was incorporated to provide a commercially viable and environmentally sound solution to process and treat commercial ash.

~~Thomas Brady – Director - Mr. Brady (59) has been a director of Pioneer since June 2005.  From June 2005 to October 2011 Mr. Brady was the treasurer and corporate secretary of Pioneer.  From March 2010 to October 2011 Mr. Brady was the President and Chief Executive Officer and Chief Financial Officer of Pioneer.  Mr. Brady was the vice-president, communications for TTM Resources Inc. from May 2004 to November 2006 and has served as a consultant from November 2006 to present.  From May 2001 to May 2004 he was the manager of information systems for Starfield Resources Inc.  Mr. Brady was a director of GTO Resources Inc. from July 2003 to December 2003.  Mr. Brady has been a consultant to Wyn Developments Inc., United Resource Group Inc. and Metalquest Minerals Inc. (formerly Sonora Gold Corp) from May 2004 to present.  From May 2003 to May 2005 he was a director and the secretary-treasurer of Chilco River Holdings Inc.  Mr. Brady has served as president of BBX Marketing Corp. (formerly Momentum Marketing Corporation) from 1992 to present.  He has been Vice President-Communications of Red Tusk Resources Inc. from May 2004 to May 2005.  Mr. Brady has been the president of the Vancouver Petroleum Club since July 2006.  Mr. Brady holds a Bachelor of Commerce degree from the University of Manitoba.~~
(b)           Identify Significant Employees

Pioneer currently does not have any significant employees.

(c)           Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Pioneer to become directors or executive officers.

(d)           Involvement in Certain Legal Proceedings

During the past ten years, none of Pioneer’s directors or officers has been:

●	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
●	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

●
found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

●
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

●      any Federal or State securities or commodities law or regulation; or
●       any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
●       any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Form 8-KA / Redlined - Page - 13

(e)           Nomination Procedure for Directors

Pioneer does not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the board of directors.  Pioneer has not adopted a policy that permits shareholders to recommend candidates for election as directors or a process for shareholders to send communications to the board of directors.

(f)           Audit Committee Financial Expert

Pioneer has no financial expert.  Management believes the cost related to retaining a financial expert at this time is prohibitive.  Pioneer’s Board of Directors has determined that it does not presently need an audit committee financial expert on the Board of Directors to carry out the duties of the Audit Committee.  Pioneer’s Board of Directors has determined that the cost of hiring a financial expert to act as a director of Pioneer and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

(h)           Identification of Audit Committee

Pioneer does not have a separately-designated standing audit committee.  Rather, Pioneer’s entire board of directors perform the required functions of an audit committee.  Currently, ~~Thomas Brady~~Angelo Scola is the only member of Pioneer’s audit committee, but he does not meet Pioneer’s independent requirements for an audit committee member.  See “Item 7. (c) Director independence” below for more information on independence.

Pioneer’s audit committee is responsible for: (1) selection and oversight of Pioneer’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by Pioneer’s employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditor and any outside advisors engaged by the audit committee.

As of ~~August 31, 2011~~January 17, 2012, Pioneer did not have a written audit committee charter or similar document.

(i)           Code of Ethics

Pioneer has adopted a financial code of ethics that applies to all its executive officers and employees, including its CEO and CFO.  See Exhibit 14 – Code of Ethics for more information.  Pioneer undertakes to provide any person with a copy of its financial code of ethics free of charge.  Please contact Pioneer at (877) 700-0422 to request a copy of Pioneer’s financial code of ethics.  Management believes Pioneer’s financial code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Form 8-KA / Redlined - Page - 14

Item 6.      Executive Compensation.

Pioneer has paid no compensation to its named executive officers during its fiscal year ended August 31, 2011.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Angelo Scola CEO and CFO Oct 2011 – present	2009 20102011	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Thomas Brady CEO and CFO Mar 2010 - Oct 2011 Secretary/Treasurer Jun 2005 – Oct 2011	2009 2010 2011	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil
Warren Rob CEO and CFO Jun 2005 – Mar 2010	2009 20102011	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a

Since Pioneer’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Currently, there are no arrangements between Pioneer and any of its directors whereby such directors are compensated for any services provided as directors.

There are no employment agreements between Pioneer and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Pioneer or from a change in a named executive officer’s responsibilities following a change in control.

Item 7.     Certain Relationships and Related Transactions, and Director Independence.

(a)           Transactions with Related Persons

Since the beginning of Pioneer’s last fiscal year, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which Pioneer was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Pioneer’s total assets at year-end for the last three completed fiscal years, except for the following:

1.	Share Purchase Agreement

Angelo Scola, Pioneer’s President and CEO, sold all of his interest in IBA Green, Inc. to Pioneer in consideration of the issuance of 38.5 million restricted shares of common stock in the capital of Pioneer.  See Exhibit 10.13 – Share Purchase Agreement for more details.

Form 8-KA / Redlined - Page - 15

2.	Donated Services and Rent

Warren Robb, Pioneer’s former President, CEO, CFO and director, donated services to Pioneer that are recognized on its financial statements.  Also, Thomas Brady, Pioneer’s former President, CEO, CFO, Corporate Secretary, Treasurer, donated services and rent to Pioneer that are recognized on its financial statements.  From inception on June 9, 2005 to August 31, ~~2010~~2011, Pioneer recognized a total of $~~30,000~~33,000 for donated services and $11,250 for donated rent.

(b)           Promoters and control persons

During the past five fiscal years, Thomas Brady, Warren Robb, and Angelo Scola have been promoters of Pioneer’s business, but none of these promoters have received anything of value from Pioneer nor is any person entitled to receive anything of value from Pioneer for services provided as a promoter of the business of Pioneer.

(c)           Director independence

Pioneer’s board of directors currently consists of ~~Thomas Brady~~Angelo Scola.  Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, Pioneer’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Pioneer or any other individual having a relationship which, in the opinion of Pioneer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Pioneer in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Pioneer’s stock will not preclude a director from being independent.

In applying this definition, Pioneer’s board of directors has determined that Mr. ~~Brady~~Scola does not qualify as an “independent director” pursuant to Rule 4200(a)(15) of the NASDAQ Manual.

As of the date of the report, Pioneer did not maintain a separately designated compensation or nominating committee.

Pioneer has also adopted this definition for the independence of the members of its audit committee.  ~~Thomas Brady~~Angelo Scola serves on Pioneer’s audit committee.  Pioneer’s board of directors has determined that Mr. ~~Brady~~Scola is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Item 8.             Legal Proceedings.

Neither Pioneer nor IBA Green is a party to any pending legal proceedings and, to the best of Pioneer’s knowledge, none of Pioneer’s or IBA Green’s property or assets are the subject of any pending legal proceedings.

Item 9.            Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a)           Market Information

Pioneer’s common stock has been quoted on the NASD OTC Bulletin Board under the symbol “PIEX” since October 9, 2007.  The table below gives the high and low bid information for each fiscal quarter of trading and for the interim period ended ~~October 28, 2011~~January 13, 2012.  The bid information was obtained from Pink OTC Markets Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High & Low Bids
Period ended	High	Low	Source
13 January 2012	$1.35	$1.16	Pink OTC Markets Inc.
~~28 October~~30 November 2011	$~~1.14~~1.33	$0.12	Pink OTC Markets Inc.
31 August 2011	$0.25	$0.07	Pink OTC Markets Inc.
31 May 2011	$0.67	$0.25	Pink OTC Markets Inc.
29 February 2011	$0.45	$0.20	Pink OTC Markets Inc.
30 November 2010	$0.60	$0.20	Pink OTC Markets Inc.
31 August 2010	$0.20	$0.20	Pink OTC Markets Inc.
31 May 2010	$1.01	$0.01	Pink OTC Markets Inc.
28 February 2010	$2.75	$0.01	Pink OTC Markets Inc.
30 November 2009	$2.50	$2.50	Pink OTC Markets Inc.

Form 8-KA / Redlined - Page - 16

(b)           Holders of Record

Pioneer has approximately 20 holders of record of Pioneer’s common stock as of August 31, 2011 according to a shareholders’ list provided by Pioneer’s transfer agent as of that date.  The number of registered shareholders does not include any estimate by Pioneer of the number of beneficial owners of common stock held in street name.  The transfer agent for Pioneer’s common stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and their telephone number is 702-818-5898.

(c)           Dividends

Pioneer has declared no dividends on its common stock, and is not subject to any restrictions that limit its ability to pay dividends on its shares of common stock.  Dividends are declared at the sole discretion of Pioneer’s Board of Directors.

(d)	Penny Stock Rules

Trading in Pioneer’s common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer who recommends Pioneer’s common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Pioneer’s securities, which could severely limit their market price and liquidity of Pioneer’s securities.  The application of the “penny stock” rules may affect your ability to resell Pioneer’s securities.

Item 10.   Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-K; with the exception of the following:

Share Purchase of IBA Green, Inc.

On October 28, 2011, the board of directors approved the Share Purchase Agreement with Angelo Scola for the purchase and sale of all of the issued and outstanding shares in the capital of IBA Green in consideration of the issuance of 38.5 million restricted shares in the capital of Pioneer to Scola.  For the issuance of shares to Mr. Scola, Pioneer relied upon Section 4(2) of the Securities Act of 1933.  Management is satisfied that Pioneer complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The issuance of shares was not a public offering and was not accompanied by any general advertisement or any general solicitation.  All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act of 1933or an applicable exemption from the registration requirements of the Securities Act of 1933.  See Exhibit 10.13 – Share Purchase Agreement for more details.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Pioneer’s common stock, with the exception of the following:

Form 8-KA / Redlined - Page - 17

1.
On November 20, 2008, Pioneer received a $50,000 loan and issued a convertible promissory note. The note is convertible into 200,000 common shares at $0.25 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

2.
On February 19, 2009, Pioneer received a $50,000 loan and issued a convertible promissory note. The note is convertible into 41,667 common shares at $1.20 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

3.
On May 15, 2009, Pioneer received a $36,000 loan and issued a convertible promissory note. The note is convertible into 20,000 common shares at $1.80 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

4.
On May 6, 2011, Pioneer received a $15,000 loan and issued a convertible promissory note. The note is convertible into 60,000 common shares at $0.25 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

5.
On July 14, 2011, Pioneer received a $10,000 loan and issued a convertible promissory note. The note is convertible into 100,000 common shares at $0.10 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

6.
On August 23, 2011, Pioneer received a $10,000 loan and issued a convertible promissory note. The note is convertible into 100,000 common shares at $0.10 per share at the holder’s option. The note is non-interest bearing, unsecured and is payable on demand.

~~There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-K.~~

~~There are no outstanding options or warrants to purchase, or securities convertible into, shares of Pioneer’s common stock.~~

Item 11.                      Description of Pioneer’s Securities.

As of ~~October 28, 2011~~January 13, 2012, there were 49,764,500 shares of common stock issued and outstanding, which were held by approximately 20 stockholders of record.

Pioneer has an authorized capital of 75,000,000 shares, consisting of (a) 65,000,000 shares of common stock with a par value of $0.001 per share, of which 49,764,500 shares of common stock are currently issued and outstanding, and (b) 10,000,000 shares of preferred stock with a par value of $0.001 per share, of which no shares of preferred stock are issued or outstanding

Holders of Pioneer’s common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Pioneer’s common stock that are present in person or represented by proxy.  Holders of Pioneer’s common stock representing 25% of Pioneer’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Pioneer’s stockholders.  A vote by the holders of a majority of Pioneer’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Pioneer’s Articles of Incorporation.  A vote by the holders of at least two-thirds of Pioneer’s outstanding shares is required to effectuate an amendment to Article VII of Pioneer’s Bylaws.  Pioneer’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of Pioneer’s common stock will be entitled to such dividends as may be declared from time to time by Pioneer’s board of directors from funds available therefore.

Holders of Pioneer’s common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to Pioneer’s common stock.

Upon liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders, subject to any rights the holders of Pioneer’s preferred stock may have.

The board of directors of Pioneer is authorized, to the maximum extent provided by law, to provide for the issuance of shares of preferred stock and to fix the designations, voting powers, preferences, rights, qualifications, limitations, or restrictions of the shares of preferred stock or such series.

Form 8-KA / Redlined - Page - 18

Change of Control

Certain provisions of Pioneer’s Articles of Incorporation, Bylaws and Nevada law could be used by Pioneer’s incumbent management to make it substantially more difficult for a third party to acquire control of Pioneer.  These provisions include the following:

a.	the board of directors may fill casual vacancies occurring in the board between annual meetings of shareholders to hold office until the next annual meeting of shareholders; or
b.	The board of directors’ discretion to fix the designations, voting powers, preferences, rights, qualifications, limitations, or restrictions of the shares of preferred stock or such series

These provisions may discourage certain types of transactions involving an actual or potential change in control.  These provisions may also limit Pioneer’s shareholders’ ability to approve transactions that they may deem to be in their best interests and discourage transactions in which Pioneer’s shareholders might otherwise receive a premium for their shares over the then current market price.

Item 12.                      Indemnification of Directors and Officers.

Pioneer’s officers and directors are indemnified as provided by the Nevada Revised Statutes and its Bylaws.  Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless a company’s articles of incorporation specifically limit it.  Pioneer’s Articles of Incorporation do not contain any limiting language regarding director immunity from liability, except for the following:

1. for acts or omissions that involve intentional misconduct, fraud, or knowing violation of the law; or

2.  the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Pioneer’s Bylaws provide that Pioneer will indemnify its directors and officers to the fullest extent not prohibited by Nevada law.  Pioneer’s Bylaws provide that Pioneer will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Pioneer’s Bylaws or otherwise.

Pioneer’s Bylaws provide that the board of directors may cause Pioneer to purchase and maintain insurance on behalf of any person who is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Pioneer would have the power to indemnify such person.

Article Eighth of the Certificate of Incorporation IBA Green provides that the personal liability of the directors for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law.  Also, IBA Green is authorized to indemnify its directors and officers to the fullest extent permissible under Delaware law.

Article XI of the Bylaws of IBA Green also provides that the officers and directors will be indemnified by IBA Green against the reasonable expenses, including attorney's fees, actually and necessarily incurred by them in connection with the defense of any action, suit, or proceedings, or in connection with any appeal therein except in relation to matters as to which it would be adjudged in such action, suit, or proceedings, or in connection with any appeal therein that such officer or director is liable for gross negligence or misconduct in the performance of their duties.

Form 8-KA / Redlined - Page - 19

Accordingly, IBA Green’s directors may have no liability to its shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Pioneer pursuant to the foregoing provisions, or otherwise, Pioneer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.                      Financial Statements and Supplementary Data.

Reference is made to the filings by Pioneer on Forms 10-K and 10-Q for Pioneer’s Financial Statements.

The financial statements of IBA Green, Inc. begin on page F-1 below.

The pro forma financial information is filed as Exhibit 99.2 to this Form 8-K/A.

Item 14.                      Changes in and Disagreements with Accountants

There are no changes in and disagreements with Pioneer’s accountants on accounting and financial disclosure.  Pioneer’s Independent Registered Public Accounting Firm from inception to the current date is Manning Elliott LLP, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, V6E 3S7, Canada.

Item 15.                      Financial Statements and Exhibits.

1.           Financial Statements

Audited financial statements of IBA Green, Inc. have been included in at the end of this Item below.

2.           Financial Statement Schedules

All schedules for which provision is made in Regulation S-X are either not required to be included herein under the related instructions or are inapplicable or the related information is included in the footnotes to the applicable financial statement and, therefore, have been omitted from this Item 15.

3.           Exhibits

All Exhibits required to be filed with the Form 8-K/A are included in this current report or incorporated by reference to Pioneer’s previous filings with the SEC, which can be found in their entirety at the SEC website at www.sec.gov under SEC File Number 333-135743 and SEC File Number 000-53784.

The exhibits are listed and described below in Item 9.01 to this Form 8-K/A.

Form 8-KA / Redlined - Page - 20

IBA Green, Inc.
(A Development Stage Company)
August 31, 2011

Form 8-KA / Redlined - Page - 21

Report of Independent Registered Public Accounting Firm

To the Director and Stockholders of
IBA Green, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of IBA Green, Inc. (A Development Stage Company) as of August 31, 2011 and the related statements of operations, cash flows, and stockholders' deficit for the period from July 21, 2011 (Date of Inception) to August 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBA Green, Inc. (A Development Stage Company) as of August 31, 2011 and the results of its operations and its cash flows for the period from July 21, 2011 (Date of Inception) to August 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 17, 2012

Form 8-KA / Redlined - Page - 22

IBA Green, Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

August 31, 2011 $

ASSETS

Cash	40
Total Assets	40

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accrued Liabilities	25,000
Due to Related Parties (Note 3)	24,940

Total Liabilities	49,940

Going Concern (Note 1)
Subsequent Event (Note 5)

Stockholders’ Deficit

Common Stock, 5,000,000 shares authorized, $0.01 par value 5,000,000 shares issued and outstanding	50,000

Deficit Accumulated During the Development Stage	(99,900)

Total Stockholders’ Deficit	(49,900)

Total Liabilities and Stockholders’ Deficit	40

The Accompanying Notes are an Integral Part of These Financial Statements

Form 8-KA / Redlined - Page - 23

IBA Green, Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

Accumulated from
July 21, 2011
(Date of Inception)
To August 31,
2011
$

Revenue	–

Expenses

Accounting Fees	25,000
General and Office Expense	2,308
Legal Fees	746
Management Fees (Note 3)	58,500
Travel	13,346

Total Expenses	99,900

Net Loss and Comprehensive Loss	(99,900)

Net Loss Per Share – Basic and Diluted	(0.02)

Weighted Average Shares Outstanding	5,000,000

The Accompanying Notes are an Integral Part of These Financial Statements

Form 8-KA / Redlined - Page - 24

IBA Green, Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

Accumulated
From
July 21, 2011
( (Date of Inception)
To August 31,
2011
$

Operating Activities

Net loss	(99,900)

Adjustment to reconcile net loss to net cash used in operating activities:	–

Shares issued for services	50,000

Changes in operating assets and liabilities:

Accrued liabilities	25,000
Due to related parties	24,940

Net Cash Provided By Operating Activities	40

Increase in Cash	40

Cash - Beginning of Period	–

Cash - End of Period	40

Non-cash Investing and Financing Activities:

Shares issued for services	50,000

Supplemental Disclosures:

Interest paid	–
Income taxes paid	–

The Accompanying Notes are an Integral Part of These Financial Statements

Form 8-KA / Redlined - Page - 25

IBA Green, Inc.
(A Development Stage Company)
Statement of Stockholders’ Deficit
For the Period from July 21, 2011 (Date of Inception) to August 31, 2011
(Expressed in U.S. dollars)

			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Par Value	Stage	Total
	#	$	$	$

Balance – July 21, 2011 (Date of Inception)	–	–	–	–

Common stock issued for services at $0.01 per share	5,000,000	50,000	–	50,000

Net loss for the period	–	–	(99,900)	(99,900)

Balance – August 31, 2011	5,000,000	50,000	(99,900)	(49,900)

The Accompanying Notes are an Integral Part of These Financial Statements

~~Form 8-KA / Redlined - Page - 26~~

IBA Green, Inc.
(A Development Stage Company)
Notes to the Financial Statements
For the Period Ended August 31, 2011
(Expressed in U.S. Dollars)

1.	Nature of Operations and Going Concern

IBA Green, Inc. (the “Company”) was incorporated in the State of Delaware on July 21, 2011. The Company is a Development Stage Company, as defined by Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Enterprises. The Company’s past and planned future principal business is providing the safe disposal of waste products by creating commercially viable green products.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at August 31, 2011, the Company has not generated revenue, has a working capital deficiency of $49,900 and has accumulated losses of $99,900 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is August 31.

b)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the fair value and recovery of assets. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)	Comprehensive Income
ASC 220, Comprehensive Income establishes standards for the reporting and display of other comprehensive income and its components in the financial statements. During the period ended August 31, 2011 the Company had no items that represent other comprehensive income.

e)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at August 31, 2011, the Company had no potentially dilutive shares outstanding.

Form 8-KA / Redlined - Page - 27

IBA Green, Inc.
(A Development Stage Company)
Notes to the Financial Statements
For the Period Ended August 31, 2011
(Expressed in U.S. Dollars)

2.           Summary of Significant Accounting Policies (continued)

f)	Financial Instruments and Fair Value Measurements

ASC 825, Financial Instruments requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accrued liabilities and due to related parties.

Pursuant to ASC 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of accrued liabilities and amounts due to related parties approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of August 31, 2011 as follows:

	Fair Value Measurements Using
	Quoted Prices in Active Markets For Identical Instruments	Significant Other Observable Inputs	Significant Unobservable Inputs	Balance August 31,
	(Level 1) $	(Level 2) $	(Level 3) $	$2011
Assets:
Cash	40	–	–	40

g)	Income Taxes

The Company has elected to be taxed under subchapter “S” of the provisions of section 102(b) of the Internal Revenue Code of 1986. Using this election makes the company a pass through entity and requires the members to record on their personal income tax returns, the net taxable income or loss for the year being reported on.  The liability to the Company is only for state minimum taxes.

h)	Patents

Patents are stated at cost and have a definite life. Once the Company receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents.

Form 8-KA / Redlined - Page - 28

IBA Green, Inc.
(A Development Stage Company)
Notes to the Financial Statements
For the Period Ended August 31, 2011
(Expressed in U.S. Dollars)

2.           Summary of Significant Accounting Policies (continued)

i)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Related Party Transactions

a)	During the period ended August 31, 2011, the Company incurred management fees of $58,500 provided by an officer of the Company.

b)
As at August 31, 2011, the Company is indebted to an officer of the Company and a company under common control for $24,940, which consists of management fees and expenses incurred on behalf of the Company. The amounts are unsecured, non-interest bearing and due on demand.

4.	Common Stock

On July 21, 2011, the Company issued 5,000,000 shares of common stock to the President of the Company at $0.01 per share for $50,000.

5.	Subsequent Event

On October 28, 2011, the Company completed a Share Purchase Agreement with Pioneer Exploration Inc. (“Pioneer”) in which Pioneer acquired all of the issued and outstanding shares of common stock of the Company in exchange for the issuance of an aggregate of 38,500,000 shares of common stock of Pioneer.

Management has evaluated subsequent events up to January 17, 2012, the date the financial statements were available to be issued.

Form 8-KA / Redlined - Page - 29

Item 5.01.	Changes in Control of Registrant.

On October 28, 2011, there was a change in control in the voting shares of Pioneer.  The basis of the change in control was a change in the controlling shareholder as a result of the acquisition of IBA Green, Inc.

Angelo Scola became the controlling shareholder by selling all of his shares in the capital of IBA Green, Inc. to Pioneer in consideration for 38.5 million restricted shares of common stock in the capital of Pioneer, which represents 77.4% of the issued and outstanding shares of common stock in the capital of Pioneer, for the price of $0.10 per share.

Prior to the change of control, the following shareholders beneficially owned 5% or more of the issued and outstanding shares of common stock of Pioneer:  Thomas Brady owned 22.2% of the issued and outstanding shares of common stock.  After the change of control, Mr. Brady still owns 2.5 million shares of common stock in the capital of the Pioneer, which now represents 5.0% of the issued and outstanding shares of common stock.

Item 5.06.	Change in Shell Company Status.

As a result of the transaction described under Item 1.01 above, Pioneer is no longer a shell company.  See Item 1.01 for information relating to the Share Purchase Agreement and Item 2.01 for a description of Pioneer’s business following completion of the transaction described under Item 1.01.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including all the exhibits listed in Item 9.01 below , is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in the exhibits listed in Item 9.01 below is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

●  Financial statements of IBA Green, Inc. as of August 31, 2011 (audited) – See Page F-1 above.

(b)           Pro Forma Financial Information

See Exhibit 99.2.

● Pioneer Exploration Inc. pro forma consolidated balance sheet as ~~of~~at ~~May~~August 31, 2011~~unaudited~~

● Pioneer Exploration Inc. pro forma consolidated statement of operations for the ~~nine months ended~~Year Ended ~~May~~August 31, 2011 ~~unaudited~~

~~● Pioneer Exploration Inc. pro forma consolidated statement of operations for the year ended August 31, 2010 (unaudited)~~

(c)           See (a) and (b) of this Item 9.01.

Form 8-KA / Redlined - Page - 30

(d)           Exhibits

Exhibit	Description	Status
3.1	Articles of Incorporation, filed as an exhibit to Pioneer’s registration statement on Form SB-2 filed on July 13, 2006, and incorporated herein by reference.	Filed
3.2	By-Laws, filed as an exhibit to Pioneer’s registration statement on Form SB-2 filed on July 13, 2006, and incorporated herein by reference.	Filed
3.3	Certificate of Incorporation of IBA Green, Inc.	Included
3.4	Bylaws of IBA Green, Inc.	Included
10.12	Letter Agreement dated October 7, 2011 between Pioneer and Angelo Scola, filed as an exhibit to Pioneer’s Form 8-K (Current Report) filed on October 12, 2011, and incorporated herein by reference.	Filed
10.13	Share Purchase Agreement dated October 28, 2011 between Pioneer and Angelo Scola.	Included
14	Code of Ethics filed as an exhibit to Pioneer’s Form 10-Q (Quarterly Report) filed on April 16, 2008, and incorporated herein by reference.	Filed
99.1	Disclosure Committee Charter filed as an exhibit to Pioneer’s Form 10-Q (Quarterly Report) filed on April 20, 2009, and incorporated herein by reference.	Filed
99.2	Pro Forma Financial Information.	Included

Form 8-KA / Redlined - Page - 31

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pioneer Exploration Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PIONEER EXPLORATION INC.

Dated: ~~November 1, 2011~~January 18, 2012	Per:	/s/ Angelo Scola
Angelo Scola – CEO & President

Form 8-KA / Redlined - Page - 32

Exhibit 3.3

Certificate of Incorporation – IBA Green, Inc.

Form 8-KA / Redlined - Page - 33

~~State of Delaware~~
~~Secretary of State~~
~~Division of Corporations~~
~~Delivered 06:53 PM 07/21/2011~~
~~FILED 06:53 PM 07/21/2011~~
~~SRV  110847106 – 5014146 FILE~~

~~CERTIFICATE OF INCORPORATION~~

~~OF~~

~~IBA Green, Inc.~~

~~FIRST.  The name of the corporation is IBA Green Inc.~~

~~SECOND.  Its registered office in the State of Delaware is located at 1521 Concord Plaza, Suite 301, in the City of Wilmington, County of New Castle, Zip Code 19803.  The registered agent in charge thereof is United States Corporation Agents, Inc.~~

~~THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.~~

~~FOURTH.  The total number of shares which the corporation shall have the authority to issue is 5,000,000 shares of Common Stock, and the par value of each of such shares is $0.01.~~

~~FIFTH.  The incorporator of the corporation is LEgalZoom.com, Inc., 101 N. Brand Blvd., 11th Floor, Glendale, CA 91203.~~

~~SIXTH.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.~~

~~SEVENTH.  Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.~~

~~EIGHTH.  The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty shall be eliminated to the fullest extent permissible under Delaware law.  The corporation is authorized to indemnify its directors and officers to the fullest extent permissible under Delaware law.~~

~~IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on the date below.~~

 ~~LegalZoom.com, Inc., Incorporator~~

 ~~Date: July 12, 2011~~	 ~~By:~~ 	 ~~/s/ Sandra Bryant~~
 ~~Sandra Bryant, Assistant Secretary~~

Form 8-KA / Redlined - Page - 34

Exhibit 3.4

Bylaws of IBA Green, Inc.

Form 8-KA / Redlined - Page - 35

BY-LAWS

OF

IBA GREEN, INC.

The principal office of the Corporation shall be in the State of Delaware and shall be at 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The Registered agent and office of the Corporation shall be United States Corporation Agents, Inc., 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Registered Agent and/or the Registered Office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the 2nd Monday day in August each year, beginning with the year 2012~~2007~~, at the hour of 10:00 o'clock A.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all of the shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Form 8-KA / Redlined - Page - 36

SECTION 3.  Notice of Meeting.  Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than twenty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon paid.

SECTION 4.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty days and, in case of a meeting of shareholders, not less than twenty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 5.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 6.  Quorum.  A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If less than such a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A majority of those shares present at a duly organized meeting of shareholders shall, unless otherwise prescribed by statute, be necessary for the transaction of any business.

SECTION 7.  Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after two months from the date of its execution, unless otherwise provided in the proxy.

Form 8-KA / Redlined - Page - 37

SECTION 8.  Voting Shares.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the number of outstanding shares at any given time.

SECTION 9.  Informal Action by Shareholders.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 10.  Cumulative Voting.  Unless otherwise provided by law, at such election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election they have a right to vote, or to cumulate their votes by giving one candidate as many votes as the number of such Directors multiplied by the number of shares shall equal, or by distributing such votes on the same principal among any number of candidates.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1.  General Powers.  The property and business of the Corporation shall be controlled and managed by a Board of Directors.  All corporate powers of the company shall be vested in and exercised by the Board of Directors, except such powers as are by statute, the Certificate of Incorporation, or by these By-Laws conferred upon and reserved to the shareholders. The Directors shall act only as a Board and the individual Directors shall not have powers as such.

SECTION 2.  Number, Tenure, and Qualifications.  The number of Directors of the Corporation shall be initially one (1), which number may be increased by the Directors.  The Directors shall hold office until the next annual meeting of the shareholders or until a successor has been elected and qualified.  Directors need not be residents of Delaware or shareholders of the Corporation.

SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Form 8-KA / Redlined - Page - 38

SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5.  Notice.  Notice of any special meeting shall be given at least three days previous thereto by written notice delivered personally or mailed to each Director at their business address or by facsimile transmittal.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by facsimile transmittal, such notice shall be deemed to be delivered when the fax is confirmed received by the receiving party.  Any Director may waive notice of any meeting.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6.  Quorum.  A majority of the members of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7.  Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  Meetings by Telephone.  Members of the Board of Directors of the corporation, or any committee designated by such board, may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.  Adjournment.  A majority of the Directors present may adjourn any Director's meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the board.

SECTION 10.  Action Without a Meeting.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by a majority of the Directors.

SECTION 11.  Compensation.  By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Form 8-KA / Redlined - Page - 39

SECTION 12.  Vacancies.  In the case of the death or resignation of a Director, one or more of the remaining Directors may fill the vacancy, or, if there be no remaining Directors or only one remaining Director, the vacancy shall be filled at a special or annual meeting of the shareholders.

SECTION 13.  Removal.  Any Director may be removed with cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose.  A Director may only be removed without cause by the affirmative vote of the shareholders and removal may be blocked by the number of votes sufficient to have elected such Director.

ARTICLE IV
OFFICERS

SECTION 1.  Number.  The officers of the Corporation shall consist of a President, Secretary, Treasurer, and such other officers, including a Chairman of the Board of Directors, Chief Operations Officer, Chief Financial Officer, one or more Vice Presidents, and assistant secretaries and treasurers as the Board of Directors may from time to time deem advisable.  Any officer, other than the Chairman of the Board of Directors, may be, but is not required to be, a Director of the Corporation.  Any two or more offices may be held by the same person.

SECTION 2.  Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until their successor shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  Removal.  Any officer or agent may be removed by a majority of the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not, of itself, create contract rights.

SECTION 4.  Vacancies.  A vacancy in any office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Form 8-KA / Redlined - Page - 40

SECTION 5.  President.   The President shall be the principal executive officer of the Corporation, subject to the control of the Board of Directors, and shall in general supervise and control all of the business affairs of the Corporation.  They shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  They may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by some law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  Vice President.  The Vice President, if any, shall have the same duties and functions as the President and will be called upon to serve at such times as the President is unable to be present or is incapacitated.

SECTION 7.  Secretary.  The secretary shall: (a) keep the Minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which, on behalf of the Corporation, under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.  Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to them by the President or the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Form 8-KA / Redlined - Page - 41

ARTICLE V
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice-President and by the Secretary or assistant Secretary and sealed with the Corporation Seal.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation and attached by the holder hereof, or by their legal representative, who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE VIII
DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, its Articles of Incorporation, or by resolution of the Board of Directors.

ARTICLE IX
CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words, "Corporate Seal".

ARTICLE X
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Delaware Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
INDEMNITY

(a)  Any person made a party to any action, suit, or proceeding, by reason of the fact that they, their testator, or intestate representative is or was a director, officer, or employee of the Corporation, or of any Corporation in which they served as such at request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by them in connection with the defense of such action, suit, or proceedings, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings, or in connection with any appeal therein that such officer, director, or employee is liable for gross negligence or misconduct in the performance of their duties.

Form 8-KA / Redlined - Page - 42

(b)  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or directors, or employee may be entitled apart from the provisions of this section.

(c)  The amount of indemnity to which any officer or director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE XII
AMENDMENTS

SECTION 1.  By Board of Directors.  The Board of Directors shall have power to make, adopt, alter, amend, and repeal, from time to time, By-Laws of the Corporation; provided, however, that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to removal of Directors or the filling of vacancies, or to alter the provisions for cumulative voting of shareholders except by unanimous vote of the Board.

ORIGINALLY ADOPTED:      22 July 2011

/s/ Angelo Scola
_____________________________________________
Angelo A. Scola, President/Corporate Secretary

Form 8-KA / Redlined - Page - 43

Exhibit 99.2

Pro Forma Financial Statements

Form 8-KA / Redlined - Page - 44

(a)	Pro Forma Financial Information.

Pioneer Exploration Inc.
Pro Forma Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Pro Forma Consolidated Balance Sheet as at ~~May~~August 31, 2011	PF - 1
Pro Forma Consolidated Statement of Operations for the ~~Nine Months~~Year Ended ~~May~~August 31, 2011	PF - 2
Pro Forma Consolidated Statement of Operations for the Year Ended August 31, 2010	PF - 3
Notes to the Pro Forma Consolidated Financial Statements	PF - ~~4~~3

Form 8-KA / Redlined - Page - 45

Pioneer Exploration Inc.
Pro Forma Consolidated Balance Sheet
As at ~~May~~August 31, 2011
(Expressed in U.S. dollars)
(Unaudited)
	~~Pioneer As at May 31,~~		~~IBA Green As at August 31~~		Pro Forma Adjustments		Pro Forma
	Pioneer ~~2011~~		IBA Green ~~2011~~		Note 3		Consolidated

ASSETS

Current Assets
Cash	$	~~4,975~~3,194		$40		$–	$	~~5,015~~3,234
Total Assets	$	~~4,975~~3,194	$	~~1,926,040~~40		$–	$	~~1,931,015~~3,234

LIABILITIES

Current Liabilities
Accounts payable	$	~~19,105~~19,298		$–		$–		$19,~~105~~298
Accrued liabilities		~~39,685~~32,300		~~-~~ 5,000		–		~~39,685~~57,300
Due to related ~~party~~parties		~~92,344~~91,610		~~-~~24,940		–		~~92,344~~116,550
Convertible notes payable		~~151,000~~171,000		–		–		~~151~~171,000
Total Liabilities		~~302,134~~314,208		~~1,876,040~~49,940		–		~~2,178,174~~364,148

SHAREHOLDERS’ EQUITY

Preferred Stock		–		–		–		–

Common Stock		11,265		50,000	(a)	38,500		49,765
					(a)	(50,000)

Additional Paid-in Capital		~~142~~152,670		–	(a)	(15~~4~~2,670)		–

Donated Capital		~~43,500~~44,250		–	(a)	(~~43,500~~44,250)		–

Accumulated Deficit		(~~494,594~~519,199)		~~-~~(99,900)	(a)	~~494,594~~519,199		~~(296,924~~410,679)
					(a)	(~~296,924~~310,779)
Total Stockholders’ Deficit		(~~297,159~~311,014)		(~~50,000~~49,900)		–		(~~247,159~~360,914)
Total Liabilities and Stockholders’ Deficit	$	~~4,975~~3,194	$	~~1,926,040~~40		$–	$	~~1,931,015~~3,234

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

Form 8-KA / Redlined - Page - 46

Pioneer Exploration Inc.
Pro Forma Consolidated Statement of Operations
For the ~~Nine Months~~ Year Ended ~~May~~August 31, 2011
(Expressed in U.S. dollars)
(Unaudited)

	Pioneer ~~Nine Months~~Year Ended ~~May~~August 31,	IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,	Pro Forma Adjustments			Pro Forma
	2011	2011	Note 3			Consolidated

Revenue	$–	$–			$–	$–

Expenses

Accretion of beneficial conversion feature	11,200	–	(a)		(11,200)	–
Donated services	~~2,250~~3,000	–	(a)		(3,000)	–
Foreign exchange loss	8,~~872~~097	–	(a)		(8,~~872~~097)	–
General and administrative	~~6,831~~11,041	~~-~~15,654	(a)		(~~6,831~~11,041)	~~-~~15,654
~~Accretion of beneficial conversion feature~~Management fees	–~~1,200~~	~~-~~58,500			–~~1,200~~	~~-~~58,500
Professional fees	~~27,809~~38,230	~~-~~25,746	(a)		(~~27,809~~38,230)	~~-~~25,746
Total Expenses	~~46,932~~71,568	~~-~~99,900			(~~46,962~~71,568)	~~-~~99,900

Net Loss	$(71,568)	$ ~~-~~(99,900)		$	~~46,932~~71,568	$ ~~-~~(99,900)

Pro forma basic and diluted loss per share (Note 4)						$–

Pro forma weighted average shares outstanding						49,764,500

~~Pioneer Exploration Inc.~~
~~Pro Forma Consolidated Statement of Operations~~
~~For the Year Ended August 31, 2010~~
~~(Expressed in U.S. dollars)~~
~~(Unaudited)~~

		~~Pioneer Year Ended August 31,~~		~~IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,~~	~~Pro Forma Adjustments~~				~~Pro Forma~~
		~~2010~~		~~2011~~	~~Note 3~~				~~Consolidated~~

~~Revenue~~	~~$~~	 ~~–~~	~~$~~	 ~~–~~		~~$~~	 ~~–~~	~~$~~	 ~~–~~

~~Expenses~~

~~Donated services~~		~~4,500~~		~~–~~	~~(a)~~		~~(4,500)~~		~~–~~
~~Foreign exchange loss~~		~~1,951~~		~~–~~	~~(a)~~		~~(1,951)~~		~~–~~
~~General and administrative~~		~~7,190~~		~~–~~	~~(a)~~		~~(7,190)~~		~~–~~
~~Professional fees~~		~~35,375~~		~~–~~	~~(a)~~		~~(35,375)~~		~~–~~
~~Total Expenses~~		~~49,016~~		~~–~~			~~(49,016)~~		~~–~~

~~Operating Loss~~		~~(49,016)~~		~~–~~			~~49,016~~		~~–~~

~~Other Income (Expense)~~

~~Impairment of note receivable~~		~~(93,760)~~		~~–~~	~~(a)~~		~~93,760~~		~~–~~
~~Interest income~~		~~8,713~~		~~–~~	~~(a)~~		~~(8,713)~~		~~–~~
~~Gain on sale of investment~~		~~10,087~~		~~–~~	~~(a)~~		~~(10,087)~~		~~–~~

~~Net Loss~~	~~$~~	 ~~(123,976)~~	~~$~~	~~–~~		~~$~~	~~123,976~~	~~$~~	~~–~~

~~Pro forma basic and diluted loss per share (Note 4)~~								~~$~~	~~–~~

~~Pro forma weighted average shares outstanding~~									~~49,764,500~~

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

Form 8-KA / Redlined - Page - 47

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

1.	Basis of Presentation

Pursuant to a ~~Letter Agreement~~Share Purchase Agreement dated ~~September 30~~October 28, 2011, Pioneer Exploration Inc. (“Pioneer”) acquired all of the issued and outstanding common shares of IBA Green Inc. (“IBA Green”) in exchange for the issuance by Pioneer to the shareholders of IBA Green an aggregate of 38,500,000 shares of common stock.  See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Pioneer and IBA Green.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the ~~un~~audited balance sheet of Pioneer as at ~~May~~August 31, 2011, with the audited balance sheet of IBA Green as at August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2010~~09~~.

  ~~(b) an unaudited pro forma statement of operations including the audited annual statement of operations of Pioneer for the year ended August 31, 2010, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2009.~~

  (~~c~~b) an unaudited pro forma statement of operations combining the ~~un~~audited ~~interim~~annual statement of operations of Pioneer for the ~~nine months~~year ended ~~May~~August 31, 2011, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2010.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Pioneer for the year ended August 31, 2011~~0~~. Based on the review of the accounting policies of IBA Green, it is Pioneer management’s opinion that there are no material accounting differences between the accounting policies of Pioneer and IBA Green. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Pioneer.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States generally accepted accounting principles applied on a basis consistent with Pioneer’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Pioneer which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	Acquisition

Pursuant to a ~~Letter Agreement~~Share Purchase Agreement dated ~~September 30~~October 28, 2011, Pioneer agreed to acquire all of the issued and outstanding shares of IBA Green in exchange for the issuance of 38,500,000 shares of Pioneer’s common stock.  The share exchange was treated as a reverse acquisition with IBA Green deemed the accounting acquirer and Pioneer deemed the accounting acquiree under the purchase method of accounting, with the former shareholders of IBA Green controlling approximately 77% of the issued and outstanding common shares of Pioneer after the closing of the transaction.  The reverse merger is deemed a recapitalization and the consolidated financial statements represent the continuation of the financial statements of IBA Green (the accounting acquirer/legal subsidiary) except for its capital structure, and the consolidated financial statements reflect the assets and liabilities of IBA Green recognized and measured at their carrying value before the combination and the assets and liabilities of Pioneer (the ~~legal~~accounting acquiree/legal parent). The equity structure reflects the equity structure of Pioneer, the legal parent, and the equity structure of IBA Green, the accounting acquirer, as restated using the exchange ratios established in the share exchange agreement to reflect the number of shares of the legal parent.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

Net book value of Pioneer net assets to be acquired

Cash	$ ~~4,975~~3,194
Accounts payable	(~~19,105~~19,298)
Accrued liabilities	(~~39,685~~32,300)
Due to related parties	(~~92,344~~91,610)
Convertible notes payable	(~~151~~171,000)

$ (~~297,159~~311,014)

Form 8-KA / Redlined - Page - 48

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

3.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)
In connection with the closing of the ~~share exchange agreement~~Share Purchase Agreement, Pioneer agreed to acquire all of the issued and outstanding common shares of IBA Green from the shareholders of IBA Green in exchange for the issuance by Pioneer to the shareholders of IBA Green of an aggregate of 38,500,000 shares of the common stock, on a pro rata basis. The acquisition has been accounted for using the purchase method with IBA Green identified as the acquirer and the business acquired recorded at book value. The purchase price for the amalgamation has been allocated to the acquired assets and liabilities of Pioneer on a pro forma basis as described in Note 2. IBA Green’s common stock and Pioneer’s accumulated deficit as at ~~May~~August 31, 2011, are eliminated upon consolidation.

4.	Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the ~~nine months~~year ended ~~May~~August 31, 2011 ~~and the year ended August 31, 2010~~has been calculated based on the weighted average number of common shares issued during the respective periods plus all common share issuances relating to the share exchange agreement. The common shares have been treated as issued on September 1, 2010.~~and September 1, 2009 respectively.~~

	~~Nine Month Ended May 31,  2011~~	Year Ended August 31, ~~2010~~2011

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	~~$ -~~	$ –

Denominator:
Weighted average Pioneer shares outstanding	~~11,264,500~~	11,264,500
Shares issued pursuant to exchange agreement	~~38,500,000~~	38,500,000
Pro forma weighted average shares outstanding	 ~~49,764,500~~	49,764,500

Basic and diluted pro forma loss per share	~~$ –~~	$ –

Form 8-KA / Redlined - Page - 49